Exhibit 31.1

DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP

CERTIFICATIONS

I, Bruce A. Provo, certify that:

1.	I have reviewed this annual report on Form 10-K of DiVall Income Properties 3 Limited Partnership;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and I have:

a)	designed such disclosure controls and procedures to ensure (except under extra-ordinary circumstances) that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of the end of the period covered by this report based on such evaluation (the “Evaluation Date”); and

c)	presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

5.	I have disclosed, based on my most recent evaluation, to the registrant’s auditors:

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial data ; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

THE PROVO GROUP, INC., General Partner

Dated: 11/22/04	By	/s/ Bruce A. Provo
President, Chief Executive Officer and
Chief Financial Officer